                                                                     EXHIBIT 5.3

                       [LETTERHEAD OF MAPLES AND CALDER]


                                                               3rd October, 2000


To:  ASAT (Finance) LLC
     c/o Corporate Trust Centre
     1209 Orange Street
     Wilmington
     Delaware 19801
     USA

Dear Sirs,

ASAT (Holdings) Limited ("ASAT Holdings")
-----------------------------------------

We have acted as Cayman Islands legal advisers to ASAT Holdings in connection with the filing by ASAT (Finance) Limited (the "Issuer"), a Delaware corporation, of a Registration Statement on Form S-4/F-4, Registration No.333-11292 (the "Registration Statement"), with the United States Securities and Exchange Commission (the "Commission") for the purpose of registering under the United States Securities Act of 1933, as amended, up to US$155,000,000 12.5% Senior Notes (the "New Notes") and the guarantees thereunder (defined below) and soliciting the consent of the holders of the Original Notes (as defined below) to amend the Indenture (as defined below). The New Notes are to be issued in exchange for an equal aggregate principal amount of the Issuer's outstanding 12.5% Senior Notes due 2006 (the "Exchange Offer") pursuant to the Registration Rights Agreement (the "Registration Rights Agreement") dated as of October 29, 1999 among the Issuer, ASAT Holdings, ASAT Limited ("ASAT"), ASAT (Cayman) Limited, Timerson Limited and the Company (collectively, the "Guarantors"), and Donaldson, Lufkin & Jenrette Securities Corporation and Chase Securities Inc. (together, the "Initial Purchasers"). The New Notes are to be issued pursuant to the Indenture dated as of October 29, 1999 (the "Indenture") among the Issuer, the Guarantors and The Chase Manhattan Bank, as trustee, filed as
Exhibit 4.2 to the Registration Statement. The New Notes are guaranteed by ASAT Holdings/ASAT CI (the "Guarantee") and the other Guarantors under Section 11 of the Indenture.

For the purposes of this opinion, we have reviewed only originals, copies or final drafts of the following documents:

(a) the certificate of incorporation of ASAT Holdings dated 20th October, 1999 and the memorandum and articles of association of ASAT Holdings as registered on 20th October, 1999 and as amended by special resolutions passed on 22nd October, 1999, 29th October, 1999 and 14th July,
       2000;

(b) minutes of a meeting of the board of directors of ASAT Holdings dated 29th October, 1999;

(c) a certificate from a director of ASAT Holdings dated 3rd October, 2000 a copy of which is attached hereto (the "Director's Certificate"); and

(d)    the Indenture.

Save as aforesaid we have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the transaction the subject of this opinion and the following opinions are given only as to and based on circumstances and matters of fact existing at the date hereof and of which we are aware consequent upon the instructions we have received in relation to the matter the subject of this opinion and as to the laws of the Cayman Islands as the same are in force at the date hereof. In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Director's Certificate without further verification and have relied upon the following assumptions, which we have not independently verified:

(i) The Guarantee is legal, valid, binding and enforceable against all relevant parties in accordance with the laws of the State of New York and all other relevant laws (other than, with respect to ASAT Holdings, the laws of the Cayman Islands).

(ii) The choice of the laws of the State of New York as the governing law of the Guarantee has been made by all parties in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of New York as a matter of the laws of the State of New York and by all other courts under all other relevant laws (other than the laws of the Cayman Islands).

(iii) Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of the originals.

(iv)   The genuineness of all signatures and seals.

(v) There is no contractual or other prohibition (other than as may arise by virtue of the laws of the Cayman Islands) binding on ASAT Holdings or on any other party prohibiting it from entering into and performing its obligations under the Guarantee.

(vi) There has been no breach of the terms of the Guarantee at the date hereof.

the Guarantees of the Exchange Notes will constitute valid and binding obligations of the Guarantors, in either case enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights generally and except as the enforceability of each of the Exchange Offer Notes and the Guarantees is subject to the application of general principles of equity (regardless of whether considered in a proceeding at law or in equity), including without limitation the possible unavailability of specific performance, injunctive relief or any other equitable remedy.

     We express no opinion as to the applicability to the obligations of any of Holdings, ASAT (Cayman) Limited, Timerson Limited or ASAT Inc. under the Transaction Documents (or the enforceablity of such obligations) under Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor and Creditor Law or any other provision of law relating to fraudulent conveyances, transfers or obligations or the provisions of the law of the jurisdiction of organization of any such Guarantor restricting dividends, loans or other distributors by a person for the benefit of holders of equity interests in it.

     The foregoing opinion is limited to matters involving the laws of the State of New York and Federal laws of the United States and, as to paragraphs 1 and 2, the corporate laws of the State of California and Delaware. We do not express any opinion as to the law of any other jurisdiction. We express no opinion as to whether the Federal courts of the United States would have subject matter jurisdiction over any action brought against the Issuer or the Guarantors by any party not a "citizen" of any State of the United States for purposes of 28 U.S.C. Section 1332. As to all matters referred to herein, separate opinions are being delivered to you by (a) Richards Butler, Hong Kong counsel to the Issuer and the Guarantors as to matters of Hong Kong law, and (b) by Maples and Calder, Cayman Islands counsel to Holdings and ASAT (Cayman) Limited as to matters of Cayman Islands law for the purposes of the Registration Statement and Consent Solicitation.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus that is included in the Registration Statement.

                                    Very truly yours,

                                    /s/ Milbank, Tweed, Hadley & McCloy LLP

     (e) provisions, for example, for the payment of additional interest in certain circumstances, may be unenforceable to the extent a court of the Cayman Islands determines such a provision to be a penalty; and

     (f) enforcement may be limited by the principle of forum non conveniens or analogous principles.

(2) With respect to winding up proceedings, Cayman Islands law may require that all claims or debts of ASAT Holdings are converted into its functional currency of account at the exchange rate ruling at the date of commencement of the winding up.

(3) A certificate, determination, calculation or designation of any party to the Guarantee as to any matter provided therein might be held by a Cayman Islands court not to be conclusive, final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error.

(4) Pursuant to the Grand Court Rules, 1995, Order 62, rule 2, the Grand Court of the Cayman Islands will award costs in litigation in accordance with contractual provisions in this regard but we have reservations as to the way this rule of court will apply in practice. While it is clear that the legal fees and expenses incurred before judgment in enforcing a contract can be recovered in accordance with the terms of that contract, it is likely that any legal fees and expenses incurred after judgment will be recoverable, if at all, in accordance with the rules laid down in the Grand Court (Taxation of Costs) Rules, 1995.

(5) We have reservations as to the ability of a party to obtain a judgment for payment of interest at default rates (as against prescribed court rates) after judgment in the courts of the Cayman Islands.

(6) If any provision of a document is held to be illegal, invalid or unenforceable, severance of such provision will be subject to the discretion of the Cayman Islands courts notwithstanding any express contractual provisions in this regard.

(7) Any term of the Guarantee may be amended orally by the parties thereto notwithstanding provisions to the contrary therein contained.

(8) We express no opinion as to the purported effect of dating any document as of a date prior to the date of actual execution.

(9) The obligations of ASAT Holdings under the Guarantee to any person or body connected with, resident in, incorporated in or constituted under the laws of any country (an "Affected Country") which is currently the subject of United Nations sanctions extended to the Cayman Islands by Orders in Council, or exercising public functions in any Affected Country or any person or body controlled by any of the foregoing or any person acting on behalf of any of the foregoing or any other person or body as prescribed in such Orders may be subject to restrictions or limitations pursuant to such Orders.

(10) In certain circumstances provisions in the Guarantee that (i) the election of a particular remedy does not preclude recourse to one or more others, or
     (ii) delay or failure to exercise a right or remedy will not operate as a waiver of any such right or remedy, may not be enforceable.

(11) In certain circumstances provisions in the Issue Documents that (i) the election of a particular remedy does not preclude recourse to one or more others, or (ii) delay or failure to exercise a right or remedy will not operate as a waiver of any such right or remedy, may not be enforceable.

(12) A Cayman Islands court may set aside transactions which are not entered into on behalf of a company bona fide and in its interests and where another party to the transaction exhibits the requisite bad faith. In circumstances where the court finds that the directors of a company have acted in breach of their fiduciary duties to the company, the court may find such directors liable in damages for loss sustained by the company or its creditors as a result.

(13) The irrevocable appointment of an agent for service of process may, as between the appointor and the agent, be revoked by the appointor unless given to securing (i) a proprietary interest of the agent or (ii) the performance of an obligation owed to the agent.

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to ASAT Holdings in the Guarantee or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

We hereby consent to filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus included in the Registration Statement. In the giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.


Yours faithfully,


/s/ Maples and Calder Asia

MAPLES and CALDER Asia

                             ASAT Holdings Limited
                                 Ugland House
                              South Church Street
                                 P.O. Box 309
                                  George Town
                                 Grand Cayman
                                Cayman Islands

                                                            29th September, 2000

Maples and Calder Asia
1504 One International Finance Centre
1 Harbour View Street
Hong Kong

Dear Sirs,

I, the undersigned, being a director of ASAT Holdings Limited (the "Company"), hereby certify that as at the date hereof:

1. The memorandum and articles of association of the Company as adopted on and amended by special resolutions on 22 October 1999, 29 October, 1999 and 14th July, 2000 remain in full force and effect at the date hereof and have not otherwise been amended, varied, supplemented or revoked in any respect.

2. The minutes (the "Minutes") of the meeting of the board of directors held on 29th October, 1999 are a true and correct record of the proceedings of the meeting duly convened and held, and at which Mr. Li Tung Lok and Mr. Kevin Kwan Kit Tong was present throughout, in the manner prescribed in the articles of association of the Company.

3. The resolutions (the "Resolutions") set forth in the Minutes were duly adopted and are in full force and effect at the date hereof and have not been amended, varied, supplemented or revoked in any respect. The shareholder of the Company has not restricted the powers of the directors in any manner.

4. The Company is not involved in any legal, arbitral, administrative or other proceedings (pending or threatened) and no resolution to wind-up the Company has been proposed (or is intended to be proposed) or passed.

5.   The directors of the Company at the date of the Minutes were as follows:-

                                   T. L. Li
                                   Kevin Kwan

     The directors of the Company at the date hereof are as follows:-


                                 Jerry Lee
                                 Edward Cheng
                                 Henry Cheng
                                 Lawrence Miao
                                 Andrew Liu
                                 Gordon Campbell
                                 Maura Wong
                                 Joseph Martin


6. The entry by the Company into the transactions (the "Transactions") contemplated by the Resolutions will not infringe, breach or conflict with any other agreement the Company has entered into prior to the date hereof.

7. The board of directors has acted bona fide in the interests of the Company in relation to the Transactions and it considers such Transactions to be in the Company's commercial interests. Each director has disclosed his interest, if any, in accordance with the articles of association of the Company.

8. The Company has not entered into any mortgages and charges over its property the details of which are currently not entered in the register of mortgages and charges maintained at its registered office in the Cayman Islands.

9. Prior to, at the time of, and immediately following execution of the Transactions, the Company was able to pay its debts as they fell due and entered into the Transactions for proper value and not with an intention to defraud or hinder its creditors or by way of undue or fraudulent preference.

10. The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the shareholders and directors duly convened and held in accordance with the articles of association. All of the issued share capital of the Company is paid up.

Yours faithfully,


/s/ Jerry Lee
--------------------
Director

                       [LETTERHEAD OF MAPLES AND CALDER]


                                                               3rd October, 2000


To:  ASAT (Finance) LLC
     c/o Corporate Trust Centre
     1209 Orange Street
     Wilmington
     Delaware 19801
     USA



Dear Sirs,

ASAT (Cayman) Limited ("ASAT CI")
---------------------------------

We have acted as Cayman Islands legal advisers to ASAT CI in connection with the filing by ASAT (Finance) Limited (the "Issuer"), a Delaware corporation, of a Registration Statement on Form S-4/F-4, Registration No.333-11292 (the "Registration Statement"), with the United States Securities and Exchange Commission (the "Commission") for the purpose of registering under the United States Securities Act of 1933, as amended, up to US$155,000,000 12.5% Senior Notes (the "New Notes") and the guarantees thereunder (defined below) and soliciting the consent of the holders of the Original Notes (as defined below) to amend the Indenture (as defined below). The New Notes are to be issued in exchange for an equal aggregate principal amount of the Issuer's outstanding 12.5% Senior Notes due 2006 (the "Exchange Offer") pursuant to the Registration Rights Agreement (the "Registration Rights Agreement") dated as of October 29, 1999 among the Issuer, ASAT Holdings Limited, ASAT Limited, ASAT CI, Timerson Limited and the Company (collectively, the "Guarantors"), and Donaldson, Lufkin & Jenrette Securities Corporation and Chase Securities Inc. (together, the "Initial Purchasers"). The New Notes are to be issued pursuant to the Indenture dated as of October 29, 1999 (the "Indenture") among the Issuer, the Guarantors and The Chase Manhattan Bank, as trustee, filed as Exhibit 4.2 to the Registration Statement. The New Notes are guaranteed by ASAT CI (the "Guarantee") and the other Guarantors under Section 11 of the Indenture.

For the purposes of this opinion, we have reviewed only originals, copies or final drafts of the following documents:

MAPLE and CALDER
     Asia

(a) the certificate of incorporation of ASAT CI dated 23rd September, 1999 and the memorandum and articles of association of ASAT CI as registered on 23rd September, 1999;

(b) minutes of a meeting of the board of directors of ASAT CI dated 29th October, 1999 and a resolution of the sole shareholder of ASAT CI passed on 26th October, 1999 (the "Shareholder Resolution");

(c) a certificate from a director of ASAT CI dated 3rd October, 2000 a copy of which is attached hereto (the "Director's Certificate"); and

(d)    the Indenture.

Save as aforesaid we have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the transaction the subject of this opinion and the following opinions are given only as to and based on circumstances and matters of fact existing at the date hereof and of which we are aware consequent upon the instructions we have received in relation to the matter the subject of this opinion and as to the laws of the Cayman Islands as the same are in force at the date hereof. In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Director's Certificate without further verification and have relied upon the following assumptions, which we have not independently verified:

(i) The Guarantee is legal, valid, binding and enforceable against all relevant parties in accordance with the laws of the State of New York and all other relevant laws (other than, with respect to ASAT CI, the laws of the Cayman Islands).

(ii) The choice of the laws of the State of New York as the governing law of the Guarantee has been made by all parties in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of New York as a matter of the laws of the State of New York and by all other courts under all other relevant laws (other than the laws of the Cayman Islands).

(iii) Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of the originals.

(iv)   The genuineness of all signatures and seals.

(v) There is no contractual or other prohibition (other than as may arise by virtue of the laws of the Cayman Islands) binding on ASAT CI or on any other party prohibiting it from entering into and performing its obligations under the Guarantee.

(vi) There has been no breach of the terms of the Guarantee at the date hereof.

(vii) The Shareholder Resolution has been duly signed for and on behalf of the members registered in the register of members at the date thereof and has not been amended, varied, supplemented or revoked in any respect.

(viii) The giving of the Guarantee is in the interests and for the benefit of ASAT CI and proper value is being received by ASAT CI therefor.

The following opinions are given only as to matters of Cayman Islands law and we have assumed that there is nothing under any other law that would affect or vary the following opinions. Specifically we have made no investigation of the laws of the State of New York and we offer no opinion in relation thereto.

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

1. The execution and delivery of the Guarantee by ASAT CI and the performance of its obligations thereunder has been duly authorised and approved by all necessary corporate action of ASAT CI.

2. The Guarantee constitutes legal, valid and binding obligations of ASAT CI enforceable in accordance with its terms except and in so far as such enforcement may be limited as hereinafter set forth.

This opinion is subject to the following qualifications and limitations:

(1) The term "enforceable" as used above means that the obligations assumed by ASAT CI under the relevant instrument are of a type which the courts of the Cayman Islands enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

       (a) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

       (b) enforcement may be limited by general principles of equity - for example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

       (c) claims may become barred under the statutes of limitation or may be or become subject to defences of set-off, counterclaim, laches, estoppel and similar defences;

     (d) where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;

     (e) provisions, for example, for the payment of additional interest in certain circumstances, may be unenforceable to the extent a court of the Cayman Islands determines such a provision to be a penalty; and

     (f) enforcement may be limited by the principle of forum non conveniens or analogous principles.

(2) With respect to winding up proceedings, Cayman Islands law may require that all claims or debts of ASAT CI are converted into its functional currency of account at the exchange rate ruling at the date of commencement of the winding up.

(3) A certificate, determination, calculation or designation of any party to the Guarantee as to any matter provided therein might be held by a Cayman Islands court not to be conclusive, final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error.

(4) Pursuant to the Grand Court Rules, 1995, Order 62, rule 2, the Grand Court of the Cayman Islands will award costs in litigation in accordance with contractual provisions in this regard but we have reservations as to the way this rule of court will apply in practice. While it is clear that the legal fees and expenses incurred before judgment in enforcing a contract can be recovered in accordance with the terms of that contract, it is likely that any legal fees and expenses incurred after judgment will be recoverable, if at all, in accordance with the rules laid down in the Grand Court (Taxation of Costs) Rules, 1995.

(5) We have reservations as to the ability of a party to obtain a judgment for payment of interest at default rates (as against prescribed court rates) after judgment in the courts of the Cayman Islands.

(6) If any provision of a document is held to be illegal, invalid or unenforceable, severance of such provision will be subject to the discretion of the Cayman Islands courts notwithstanding any express contractual provisions in this regard.

(7) Any term of the Guarantee may be amended orally by the parties thereto notwithstanding provisions to the contrary therein contained.

(8) We express no opinion as to the purported effect of dating any document as of a date prior to the date of actual execution.

(9) The obligations of ASAT CI under the Guarantee to any person or body connected with, resident in, incorporated in or constituted under the laws of any country (an "Affected Country") which is currently the subject of United Nations sanctions extended to the Cayman Islands by Orders in Council, or exercising public functions in any Affected Country or any person or body controlled by any of the foregoing or any person acting on behalf of any of the foregoing or any other person or body as prescribed in such Orders may be subject to restrictions or limitations pursuant to such Orders.

(10) In certain circumstances provisions in the Guarantee that (i) the election of a particular remedy does not preclude recourse to one or more others, or
     (ii) delay or failure to exercise a right or remedy will not operate as a waiver of any such right or remedy, may not be enforceable.

(11) A Cayman Islands court may set aside transactions which are not entered into on behalf of a company bona fide and in its interests and where another party to the transaction exhibits the requisite bad faith. In circumstances where the court finds that the directors of a company have acted in breach of their fiduciary duties to the company, the court may find such directors liable in damages for loss sustained by the company or its creditors as a result.

(12) The irrevocable appointment of an agent for service of process may, as between the appointor and the agent, be revoked by the appointor unless given to securing (i) a proprietary interest of the agent or (ii) the performance of an obligation owed to the agent.


Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to ASAT CI in the Guarantee or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

We hereby consent to filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus included in the Registration Statement. In the giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.


Yours faithfully,


/s/ Maples and Calder Asia
MAPLES and CALDER Asia

                             ASAT (Cayman) Limited
                                 Ugland House
                              South Church Street
                                 P.O. Box 309
                                  George Town
                                 Grand Cayman
                                Cayman Islands


                                                            29th September, 2000

Maples and Calder Asia
1504 One International Finance Centre
1 Harbour View Street
Hong Kong


Dear Sirs,

I, the undersigned, being a director of ASAT (Cayman) Limited (the "Company"), hereby certify that as at the date hereof:

1. The memorandum and articles of association of the Company as adopted on 23 September, 1999 have not otherwise been amended, varied, supplemented or revoked in any respect.

2. The minutes (the "Minutes") of the meeting of the board of directors held on 29th October, 1999 are a true and correct record of the proceedings of the meeting duly convened and held, and at which Mr. Arthur Tsui and Mr. Kevin Kwan Kit Tong were present throughout, in the manner prescribed in the articles of association of the Company.

3. The issued share capital of the Company is 2 shares, which have been issued and are fully paid up and are registered in the name of ASAT Limited.

4. The resolutions (the "Resolutions") set forth in the Minutes were duly adopted and are in full force and effect at the date hereof and have not been amended, varied, supplemented or revoked in any respect. The shareholder of the Company has not restricted the powers of the directors in any manner.

5. The Company is not involved in any legal, arbitral, administrative or other proceedings (pending or threatened) and no resolution to wind-up the Company has been proposed (or is intended to be proposed) or passed.

6.   The directors of the Company at the date of the Minutes were as follows:-

          Jerry W. Lee
          Terence P. Scandrett
          Kevin Kwan Kit Tong
          Arthur Tsui

     The directors of the Company at the dated hereof are as follows:-

          Jerry W. Lee
          Joseph Martin

7. The entry by the Company into the transactions (the "Transactions") contemplated by the Resolutions will not infringe, breach or conflict with any other agreement the Company has entered into prior to the date hereof.

8. The board of directors has acted bona fide in the interests of the Company in relation to the Transactions and it considers such Transactions to be in the Company's commercial interests. Each director has disclosed his interest, if any, in accordance with the articles of association of the Company.

9. The Company has not entered into any mortgages and charges over its property the details of which are currently not entered in the register of mortgages and charges maintained at its registered office in the Cayman Islands.

10. Prior to, at the time of, and immediately following execution of the Transactions, the Company was able to pay its debts as they fell due and entered into the Transactions for proper value and not with an intention to defraud or hinder its creditors or by way of undue or fraudulent preference.

11. The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the shareholders and directors duly convened and held in accordance with the articles of association. All of the issued share capital of the Company is paid up.

Yours faithfully,


/s/ Jerry Lee
=============================
Director